VTX958 Phase 2 Plaque Psoriasis Results November 6, 2023 Exhibit 99.2

Forward Looking Statements Ventyx Biosciences, Inc.  (“Ventyx” or the “Company”) cautions you that statements contained in this presentation regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential of Ventyx’s product candidates and the anticipated continued progression of the development pipeline for such product candidates; the anticipated continuance of the Phase 2 trial of VTX958 in Crohn’s disease; and the anticipated timing of updates regarding the VTX958 Phase 2 trial in Crohn’s disease, the VTX3232 Phase 1 trial, the VTX2735 Phase 2 trial in CAPS, and the open-label extension of the VTX002 Phase 2 trial. The inclusion of forward-looking statements should not be regarded as a representation by Ventyx that any of its plans will be achieved. Actual results may differ from those set forth in this presentation due to the risks and uncertainties inherent in Ventyx’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; Ventyx’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; disruptions in the supply chain, including raw materials needed for manufacturing and animals used in research; delays in site activations and enrollment of clinical trials; the results of preclinical studies; early clinical trials not necessarily being predictive of future results; interim results not necessarily being predictive of final results; the potential of one or more outcomes to materially change as a trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of Ventyx’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Ventyx’s ability to obtain and maintain intellectual property protection for its product candidates; the use of capital resources by Ventyx sooner than expected; disruption to Ventyx’s operations from the ongoing military conflicts in Ukraine and the Middle East, including clinical trial delays; and other risks described in Ventyx’s prior press releases and Ventyx’s filings with the Securities and Exchange Commission (SEC), including in Part II, Item 1A (Risk Factors) of Ventyx’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed on August 10, 2023, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Ventyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This presentation includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our products include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reliable, such assumptions have not been verified by any third party. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors that could cause results to differ materially from those expressed in the estimates made by third parties and by us. Trademarks in this presentation are the property of their respective owners and used for informational and education purposes only.

Introduction Raju Mohan, Ph.D. Founder and Chief Executive Officer

Phase 2 Plaque Psoriasis Trial Trial Design Overview Key eligibility criteria: Adult participants with moderate to severe plaque psoriasis as defined by PASI score ≥ 12, sPGA score ≥ 3 and BSA ≥ 10%. History of plaque psoriasis for ≥ 6 months and deemed eligible by investigator for phototherapy or systemic therapy. Endpoints: Primary Endpoint: Proportion of participants achieving PASI 75 at Week 16. Secondary Endpoints: Proportion achieving PASI 90, PASI 100, sPGA 0/1. Change from baseline in PASI, DLQI, BSA. Note: NCT05655299. N = 220 represents number of participants randomized and treated. PASI: Psoriasis Area and Severity Index; sPGA: static Physician’s Global Assessment; BSA: Body Surface Area; DLQI: Dermatology Life Quality Index; R: Responder (per PASI 75); NR: Non-responder (per PASI 75). BID: twice daily; QD: once daily. Baseline Week 32 Screening Period 16-Week Treatment Period 300 mg BID 50 mg BID 300 mg QD 225 mg BID Placebo Patients with Moderate to Severe Plaque Psoriasis (N = 220) Week 16 Long-Term Extension Period Randomization 1:1:1:1:1 *Open-label extension – VTX002 60 mg up to ~ 2 years R NR 300 mg BID 50 mg BID 300 mg QD 225 mg BID 300 mg BID

Baseline Demographics and Disease Characteristics

	Placebo (N=43)	VTX958 50 mg BID (N=45)	VTX958 300 mg QD (N=44)	VTX958 225 mg BID (N=45)	VTX958 300 mg BID (N=43)
Age, years, mean (SD)	44.2 (13.1)	45.7 (13.1)	46.2 (12.7)	45.0 (14.5)	43.5 (13.8)
Male, n (%)	28 (65.1%)	28 (62.2%)	30 (68.2%)	32 (71.1%)	29 (67.4%)
Race, n (%)					
White	33 (76.7%)	40 (88.9%)	38 (86.4%)	41 (91.1%)	39 (90.7%)
Asian	2 (4.7%)	4 (8.9%)	3 (6.8%)	1 (2.2%)	2 (4.7%)
Black/African American	6 (14.0%)	1 (2.2%)	2 (4.5%)	3 (6.7%)	2 (4.7%)
Other	2 (4.7%)	0	1 (2.3%)	0	0
Weight, kg, mean (SD)	90.4 (20.6)	89.0 (17.7)	87.3 (18.8)	86.7 (13.9)	89.2 (17.8)
BMI, kg/m^2, mean (SD)	30.4 (5.7)	30.3 (5.0)	29.1 (5.8)	29.1 (4.6)	29.7 (5.5)
Duration of psoriasis, years, mean (SD)	17.2 (12.9)	17.4 (12.2)	16.1 (11.6)	17.2 (11.7)	18.4 (13.8)
PASI score, mean (SD)	17.6 (6.6)	18.6 (6.2)	17.9 (5.7)	17.7 (6.4)	18.0 (7.1)
BSA, mean (SD)	20.7 (13.3)	21.2 (11.8)	21.1 (10.8)	21.1 (13.9)	21.0 (10.8)
sPGA score, mean (SD)	3.3 (0.4)	3.2 (0.4)	3.2 (0.4)	3.2 (0.4)	3.2 (0.4)
3 (moderate), n (%)	32 (74.4)	34 (75.6)	37 (84.1)	35 (77.8)	33 (76.7)
4 (severe), n (%)	11 (25.6)	11 (24.4)	7 (15.9)	10 (22.2)	10 (23.3)
DLQI score, mean (SD)	13.3 (8.2)	12.8 (6.9)	12.3 (7.0)	11.9 (7.3)	10.9 (6.0)
Prior use of biologic therapy, n (%)	14 (32.6%)	15 (33.3%)	15 (34.1%)	15 (33.3%)	15 (34.9%)

ventyx BIOSCIENCES

PASI: Psoriasis Area and Severity Index; sPGA: static Physician's Global Assessment; BSA: Body Surface Area; DLQI: Dermatology Life Quality Index; BID: twice daily; QD: once daily.
Source: Ventyx data on file

5

LTFU: Lost to follow up; BID: twice daily; QD: once daily. Source: Ventyx data on file. Participant Disposition

Primary and Secondary Endpoints at Week 16 Proportion of Participants Achieving PASI 75, 90, and 100 *p<0.05; **p<0.005; ***p<0.001. P values from Cochran-Mantel-Haenszel test, using prior biologic treatment as a stratification factor. PASI: Psoriasis Area and Severity Index; BID: twice daily; QD: once daily. Full analysis set with non-responder imputation. Source: Ventyx data on file. PASI 75 (Primary) PASI 90 PASI 100 Proportion of Participants Achieving PASI Score at Week 16 Full Analysis Set with Non-Responder Imputation (N=220) *** *** * *** *** * *

Safety Summary Summary of Adverse Events through Week 16 Treatment Emergent Adverse Events (TEAE) Placebo (N=43) VTX958 50 mg BID (N=45) VTX958 300 mg QD (N=44) VTX958 225 mg BID (N=45) VTX958 300 mg BID (N=43) Subject with any adverse event, n (%) 18 (42%) 17 (38%) 20 (46%) 28 (62%) 25 (58%)     Adverse event related to study drug, n (%) 3 (7%) 5 (11%) 7 (16%) 10 (22%) 10 (23%) AE leading to study discontinuation, n (%) 1 (2%) 1 (2%) 3 (7%) 5 (11%) 5 (12%)      Any Serious Adverse Event (SAE), n (%)* 1 (2%) 1 (2%) 1 (2%) 0 1 (2%)      SAE related to study drug, n (%) 0 0 0 0 0 Most frequent adverse events, n (%) †      Upper respiratory tract infection 1 (2%) 1 (2%) 3 (7%) 3 (7%) 5 (12%) Nausea 0 3 (7%) 0 1 (2%) 2 (5%)      Acne 0 0 0 3 (7%) 1 (2%) *Subjects with SAEs: Myocardial infarction (placebo, unrelated to study drug); vomiting (50 mg BID, unrelated); malignant neoplasm of the ascending colon (300 mg QD, unrelated); acute appendicitis (300 mg BID, unrelated). † Includes treatment emergent adverse events reported by ≥ 3 participants in any treatment arm, excluding events elicited by laboratory testing. Source: Ventyx data on file

Safety Summary Treatment Emergent Laboratory Shifts with CTCAE Grade ≥3 CTCAE: Common Terminology Criteria for Adverse Event (version 5.0); INR: International Normalized Ratio. Source: Ventyx data on file. Treatment Emergent Laboratory Shifts with CTCAE Grade ≥3 Placebo (N=43) VTX958 50 mg BID (N=45) VTX958 300 mg QD (N=44) VTX958 225 mg BID (N=45) VTX958 300 mg BID (N=43) Anemia 0 0 0 0 0 Lymphopenia 0 0 0 0 0 Neutropenia 0 0 0 0 0 Thrombocytopenia 0 0 0 0 0 INR increased 0 0 0 0 0 Alanine aminotransferase elevation 0 0 1 (2%) 1 (2%) 2 (5%) Alkaline phosphatase elevation 0 0 0 0 0 Aspartate aminotransferase elevation 0 0 1 (2%) 0 1 (2%) Bilirubin elevation 0 0 0 0 0 Gamma-glutamyltransferase elevation 0 0 0 1 (2%) 2 (5%) Creatine phosphokinase elevation 3 (7%) 1 (2%) 1 (2%) 2 (5%) 1 (2%) Creatinine elevation 0 0 0 0 0 Cholesterol elevation 0 0 0 0 0 Triglyceride elevation 3 (7%) 1 (2%) 0 3 (7%) 1 (2%)

VTX958 Program Status and Next Steps Crohn’s Trial to Proceed to Interim Analysis in Q1 2024 SES-CD: Simple Endoscopic Score for Crohn’s Disease; CDAI: Crohn’s Disease Activity Index Baseline Week 12 Screening Period 12-Week Treatment Period 225 mg BID Placebo 300 mg BID 1:1:1 R Patients with Moderate to Severe Crohn’s Disease (n=132) Co-Primary Endpoints (Week 12) Change from baseline in mean CDAI score Proportion of patients achieving endoscopic response per SES-CD (≥50% reduction from baseline) Phase 2 plaque psoriasis and psoriatic arthritis trials to be terminated Trial results in PsO do not meet threshold for advancement into Phase 3 Phase 2 trial in Crohn’s disease to continue with interim efficacy analysis in Q1 2024 Addition of interim analysis to efficiently identify efficacy signal and support go-forward decision

Extended-Release Formulation Update Once-Daily Formulation Achieved with Target Release Profile Target profile achieved with extended-release (ER) formulation: QD dose with ER formulation approximates BID exposures observed with immediate release (IR) tablets IC90 coverage achieved with 375 mg QD dose for the majority of the day ER formulation allows for lower total dose than IR tablets, with reduction in Cmax and variability (as %CV) *IC50/IC90 measured by IL-12. CV: Coefficient of variance. * *

Target Program Preclinical Phase 1 Phase 2 Phase 3 Next Anticipated Milestones TYK2 VTX958 Phase 2 CD interim analysis Q1 2024 S1P1R VTX002 Phase 2 UC OLE update Q1 2024 Initiate Phase 3 trial 2024 NLRP3 Peripheral VTX2735 Phase 2 CAPS data update Q1 2024 NLRP3 CNS-penetrant VTX3232 Phase 1 data update Q1 2024 Crohn’s disease (CD) Ulcerative Colitis CAPS, other potential indications include CV, dermatologic and rheumatologic diseases Neuroinflammatory diseases Broad Pipeline of Small Molecule Candidates Addressing Established Inflammatory and Immunology Markets with a Wholly Owned Product Portfolio Cash, cash equivalents and marketable securities of $300.8M as of September 30, 2023

Conclusions Ventyx to Provide Portfolio Updates in Q1 2024 Phase 2 plaque psoriasis trial achieved primary and all secondary endpoints Trial results in PsO fall short of threshold for advancement into Phase 3 Phase 2 trials in plaque psoriasis and psoriatic arthritis to be discontinued Ongoing Phase 2 trial of VTX958 in Crohn’s disease to proceed Working with our regulatory advisors, we intend to conduct an interim efficacy analysis in Q1 2024 Comprehensive pipeline updates to be provided in the first quarter of 2024: Cash, cash equivalents, and marketable securities balance of $300.8M as of Sep 30, 2023 VTX002 Phase 2 UC OLE update VTX958 Crohn’s disease interim analysis VTX2735 Phase 2 CAPS update VTX3232 Phase 1 data update

Q&A Session Ventyx Management Team